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Exhibit 10.72

THIRD LOAN MODIFICATION AGREEMENT

        This Third Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of January 4, 2005, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and IBASIS, INC., a Delaware corporation with its chief executive office located at 20 Second Avenue, Burlington, Massachusetts 01803 ("Borrower").

1.    DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.    Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 29, 2003 evidenced by, among other documents, instruments and agreements, a certain Amended and Restated Loan and Security Agreement dated as of December 29, 2003, as affected and amended by a certain Consent, Waiver and Amendment Agreement dated as of June 18, 2004, as further amended by a certain First Loan Modification Agreement dated as of June 30, 2004, and as further amended by a certain Second Loan Modification Agreement dated as of September 30, 2004 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.    DESCRIPTION OF COLLATERAL.    Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and is secured by the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated December 30, 2002 (the "IP Security Agreement") (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

        Modifications to Loan Agreement

  1
  The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.1(a) thereof, in its entirety:

      "(a)    Availability.    Bank shall make Advances to Borrower not exceeding (i) the lesser of (A) the Revolving Line or (B) the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the aggregate outstanding Advances hereunder (including any Cash Management Services). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement."

    and inserting in lieu thereof the following:

      "(a)    Availability.    Bank shall make Advances to Borrower not exceeding (i) the Revolving Line, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the aggregate outstanding Advances hereunder (including any Cash Management Services). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement."

  2
  The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3(a) thereof, in its entirety:

      "(a)    Interest Rate.    The principal amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the aggregate of the Prime Rate plus one percent (1.0%)."

    and inserting in lieu thereof the following:

      "(a)    Interest Rate.    The principal amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the Prime Rate plus one-half of one percent (0.5%)."

  3
  The Loan Agreement shall be amended by deleting the following, appearing as Section 2.3(d) thereof, in its entirety:

      "(d)    Revolving Line Clean-Up.    Without notice or demand by Bank, Borrower shall repay all Advances (not to include the face amount of any issued but undrawn Letters of Credit) maintaining a zero dollar ($0.00) balance for a period of forty-five (45) consecutive days during each calendar quarter during the term hereof, and not request additional Advances during such forty-five (45) day period."

    and inserting in lieu thereof the following:

      "(d)    Intentionally Omitted."

  4
  The Loan Agreement shall be amended by inserting the following after Section 2.4(d):

      "(e)    Compensating Balance/Compensating Balances Fees.    In the event, at any time, Borrower maintains less than Fifteen Million Dollars ($15,000,000.00) in unrestricted cash or cash equivalents with Bank, Borrower shall pay such fees and expenses as Bank shall determine, in its reasonable discretion, to compensate Bank for its loss on income on such deposit balance."

  5
  The Loan Agreement shall be amended by deleting the following, appearing as Section 6.2(b) thereof, in its entirety:

      "(b)    Within fifteen (15) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable (by invoice date)."

    and inserting in lieu thereof the following:

      "(b)    Within thirty (30) days after the last day of Borrower's fiscal year, Borrower shall deliver to Bank a budget for Borrower's next fiscal year in form satisfactory to Bank, in its reasonable discretion."

  6
  The Loan Agreement shall be amended by deleting Section 6.7 in its entirety and inserting in lieu thereof the following:

      "6.7    Financial Covenants.

      (a)    Adjusted Quick Ratio.    Borrower shall have, at all times, to be tested as of the last day of each month through and including the month ending January 31, 2006, and as of the last day of calendar quarter thereafter, an Adjusted Quick Ratio of:

        (i)
        1.25 to 1.0, from December 31, 2004 through December 31, 2005;

      and

        (ii)
        1.50 to 1.0 thereafter.

      (b)    Maximum Net Loss.    Borrower shall have maximum quarterly net loss as follows:

        (i)
        ($5,000,000.00) for the quarter ending December 31, 2004;

        (ii)
        ($4,000,000.00) for the quarter ending March 31, 2005;

        (iii)
        ($3,000,000.00) for the quarter ending June 30, 2005; and

        (iv)
        ($2,000,000.00) for the quarter ending September 30, 2005.

      (c)    Minimum Net Profit.    Borrower shall have minimum quarterly net profit equal to the greater of either (i) One Dollar ($1.00) or (ii) fifty percent (50%) of Borrower's board of directors approved plan, to be tested as of December 31, 2005 and as of the last day of each calendar quarter thereafter."

  7
  The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

      "        "Prime Rate" is the greater of (i) four percent (4.0%) or (ii) Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

              "Revolving Maturity Date" is January 5, 2005."

    and inserting in lieu thereof the following:

      "        "Prime Rate" is the greater of either (i) five and one-quarter of one percent (5.25%) or (ii) Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

              "Revolving Maturity Date" is January 31, 2007."

  8
  The Loan Agreement shall be amended by adding the following definitions, in alphabetical order, in Section 13.1 thereof:

      "        "Adjusted Quick Ratio" is the ratio of (i) Quick Assets to (ii) Current Liabilities minus Deferred Revenue.

              "Current Liabilities" are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

              "Quick Assets" is, on any date, the Borrower's consolidated, unrestricted cash, unrestricted cash equivalents, plus net accounts receivable.

              "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness."

  9
  The Borrowing Base Certificate appearing as Exhibit C is hereby deleted from the Loan Agreement.

4.    FEES.    Borrower shall pay to Bank a modification fee equal to Fifty-Seven Thousand Five Hundred Dollars ($57,500.00), which fee shall be earned as of the date hereof and shall be payable as follows: (i) Thirty-Two Thousand Five Hundred Dollars ($32,500.00) on the date hereof and (ii) Twenty-Five Thousand dollars ($25,000.00) on the sooner to occur of (x) the occurrence of an Event of Default, (y) the early termination of the Loan Agreement, or (z) January 5, 2006. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.    RATIFICATION OF IP SECURITY AGREEMENT.    Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement, and acknowledges, confirms and agrees that the IP Security Agreement contains an accurate and complete (in all material respects) listing of all Intellectual Property Collateral as defined therein, and shall remain in full force and effect.

6.    RATIFICATION OF PERFECTION CERTIFICATE.    Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of December 30, 2002 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed in any material respects, as of the date hereof.

7.    CONSISTENT CHANGES.    The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.    NO DEFENSES OF BORROWER.    Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder, in each case to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof under or in respect of the Loan Agreement or any of the other Existing Loan Documents; provided, however, that the waiver and release contained herein shall not apply to any act or omission constituting gross negligence or willful misconduct on behalf of Bank which is discovered by Borrower after the date hereof.

9.    CONTINUING VALIDITY.    Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representation, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect and Borrower hereby ratifies, confirms, and reaffirms all the terms and conditions thereof. Borrower confirms that the indebtedness secured by the Security Documents includes, without limitation, the Obligations. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.    COUNTERSIGNATURE.    This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

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        This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:
IBASIS, INC.		SILICON VALLEY BANK, doing business as SILICON VALLEY EAST
By:	/s/ OFER GNEEZY	By:	/s/ MICHAEL D. SINCLAIR
Name:	Ofer Gneezy	Name:	Michael D. Sinclair
Title:	President	Title:	Vice President
SILICON VALLEY BANK
		By:	/s/ JACQUELIN LE
		Name:	Jacquelin Le
		Title:	Operations Supervisor (signed in Santa Clara County, California)

        The undersigned, IBASIS GLOBAL, INC., ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated December 29, 2003 executed and delivered by the undersigned and a certain Security Agreement dated December 29, 2003 executed and delivered by the undersigned and acknowledges, confirms and agrees that the said Unconditional Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

IBASIS GLOBAL, INC.
By:	/s/ OFER GNEEZY
Name:	Ofer Gneezy
Title:	President

        The undersigned, IBASIS SECURITIES CORPORATION, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated December 29, 2003 executed and delivered by the undersigned and a certain Security Agreement dated December 29, 2003 executed and delivered by the undersigned and acknowledges, confirms and agrees that the said Unconditional Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

IBASIS SECURITIES CORPORATION
By:	/s/ OFER GNEEZY
Name:	Ofer Gneezy
Title:	President

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  Exhibit 10.72
THIRD LOAN MODIFICATION AGREEMENT